UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices) (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 26, 2010, the Governance, Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Comerica Incorporated (the “Corporation”) took the actions described below with respect to compensation for some of the Corporation’s named executive officers. These actions are designed to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued in June 2009 by the U.S. Department of the Treasury (the “TARP Standards”).

As permitted by the TARP Standards, the Committee decided to provide phantom stock units as an additional portion of the base salary of certain of its named executive officers, beginning with the biweekly pay period commencing on February 5, 2010 and ending on the first to occur of (i) the pay date occurring on January 7, 2011 and (ii) the date the Committee otherwise determines.  The salary phantom stock units will be awarded at the following annual rates for 2010: $1,700,000 for Ralph W. Babb, Jr., Chairman, President and Chief Executive Officer, $438,188 for Elizabeth S. Acton, Executive Vice President and Chief Financial Officer, and $509,580 for Mary Constance Beck, Executive Vice President, Retail Bank.   No salary phantom stock units are being provided to Joseph J. Buttigieg, III because, as described below, he will be leaving his Vice Chair position and taking on a different role at the Corporation, nor will they be provided to Dennis J. Mooradian because he retired effective February 28, 2009.  The salary phantom stock units will be granted concurrently with regular payments of cash base salary.  The recipients will not have any rights as a shareholder of the Corporation (including the right to vote or to receive dividends or dividend equivalent amounts) by virtue of any such award of phantom stock units.

The number of phantom stock units will be determined each biweekly pay period by dividing the amount of base salary payable in phantom stock units for that pay period, net of applicable payroll tax withholdings and deductions, by the reported closing price on the New York Stock Exchange (“NYSE”) for a share of the Corporation’s common stock on the pay date for such biweekly pay period (or, if not a NYSE trading day, on the first NYSE trading day immediately preceding the pay date for such pay period).

The phantom stock units will be fully vested when awarded and will not be subject to the risk of forfeiture or any requirement of future service.  They will have a settlement date that is February 5, 2011 or, if earlier, the date of the executive’s death.  The phantom stock units will be settled in cash.  The amount payable will be equal to the number of phantom stock units being settled multiplied by the reported closing price on the NYSE for a share of Corporation common stock on the settlement date (or, if not a NYSE trading day, on the NYSE trading day immediately preceding such settlement date), net of applicable tax withholdings to the extent not previously satisfied.

The form of Agreement Regarding Portion of Salary Payable in Phantom Stock Units is attached hereto as Exhibit 10.1.

*                              *                              *                              *

On January 26, 2010, Joseph J. Buttigieg, III tendered his resignation from the Board of Directors of the Corporation and from his positions as Vice Chairman of the Corporation and Vice Chairman, Business Bank of Comerica Bank.  The resignations will be effective February 1, 2010.

ITEM 7.01	REGULATION FD DISCLOSURE.

Effective February 1, 2010, Mr. Buttigieg will take on a new role at the Corporation as Senior Executive — Special Projects.  Dale E. Greene will succeed Mr. Buttigieg as head of the Business Bank and has been appointed Executive Vice President — Business Bank, effective February 1, 2010.  John M. Killian will succeed Mr. Greene as Chief Credit Officer and has been appointed Executive Vice President and Chief Credit Officer, effective February 1, 2010.  On January 27, 2010, the Corporation issued a press release regarding these new roles and responsibilities.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01		FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	10.1	Form of Agreement Regarding Portion of Salary Payable in Phantom Stock Units
	99.1	Press release dated January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: January 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Agreement Regarding Portion of Salary Payable in Phantom Stock Units

99.1	Press Release dated January 27, 2010